Exhibit 99.2

ITG Adds Independent Director and Signs Cooperation Agreement with Philadelphia Financial and Voce Capital

NEW YORK, March 4, 2016 — ITG (NYSE: ITG) an independent broker and financial technology provider, today announced that it has added a new independent member to its Board of Directors, Kevin J. Lynch, a private investor and former portfolio manager at JANA Partners LLC, under the terms of a new cooperation agreement with shareholders Philadelphia Financial Management of San Francisco and Voce Capital Management LLC.

Mr. Lynch will join the Board of Directors’ Capital Committee, which reviews the company’s allocation and use of capital in and among its various businesses and geographies and makes recommendations to the full Board regarding capital optimization strategies.

“We appreciate the constructive input we have received from Philadelphia Financial and Voce Capital and my Board colleagues and I look forward to working with Kevin,” said ITG Chairman Minder Cheng. “Given the positive developments at ITG over the past several months in terms of new leadership, new Board members, a sharper business focus and a stronger capital position, we believe we are well positioned to pursue a path of growth in the coming years.”

Justin Hughes, Founding Partner at Philadelphia Financial, noted that “the company is now positioned to realize the long-term potential we see in ITG as an independent institutional broker and financial technology firm. We are pleased that the ITG Board has acted upon several of our recommendations, including input on the CEO search, creation of a capital committee and the appointments of both Kevin and our last board candidate, Jarrett Lilien, who served a critical role as interim CEO. In addition, the successful sale of the energy research business positions the firm well to capitalize on available growth opportunities in financial technology.”

J. Daniel Plants, Founder and Chief Investment Officer of Voce Capital, added, “as a result of the reconstitution of ITG’s Board and senior leadership, we believe that shareholder interests are now adequately represented. Our collaboration with ITG’s leadership in recent months, including today’s appointment of Kevin Lynch, gives us comfort that the Board is well on its way to rebuilding trust and credibility with its shareholders in the same way we know ITG is working to do with its clients. We are encouraged by these steps and look forward to continued partnership with the Board to create value for all shareholders.”

Philadelphia Capital and Voce Capital have committed to support all of the Board’s nominees at ITG’s 2016 annual meeting of shareholders pursuant to the cooperation agreement.

About Kevin J. Lynch

Mr. Lynch is currently a private investor. From 2001 through 2010, Mr. Lynch worked at JANA Partners LLC, a value-oriented investment advisor specializing in event-driven investing, where he was a partner and portfolio manager. In 2004 he served on the board of directors of InterCept, Inc., a publicly traded financial technology firm. From 1999 to 2001, he was an analyst at Sagaponack Partners. From 1995 through 1997, Mr. Lynch was an associate at Cornerstone Equity Investors, a private equity firm. From 1990 through 1995, he worked in various areas at Prudential Investments. Mr. Lynch earned a BS in Finance from Penn State and an MBA from Columbia Business School and also holds the CFA designation.

About ITG

ITG is an independent broker and financial technology firm that improves the efficiency and execution quality of institutional trading. ITG helps clients understand market trends, mitigate risk and navigate increasingly complex markets. A leader in electronic trading since launching the POSIT crossing network in 1987, ITG takes a consultative approach in delivering the highest quality execution and liquidity solutions along with analytical tools and research. The firm is headquartered in New York with offices in North America, Europe, and the Asia Pacific region. For more information, please visit www.itg.com.

In addition to historical information, this press release may contain “forward-looking” statements that reflect management’s expectations for the future. A variety of important factors could cause results to differ materially from such statements.  Certain of these factors are noted throughout ITG’s 2015 Annual Report on Form 10-K, and its Form 10-Qs (as amended, if applicable) and include, but are not limited to, general economic, business, credit and financial market conditions, both internationally and domestically, financial market volatility, fluctuations in market trading volumes, effects of inflation, adverse changes or volatility in interest rates, fluctuations in foreign exchange rates, evolving industry regulations and regulatory scrutiny, customers’ reactions to the settlement in August 2015 with the Securities and Exchange Commission, the outcome of contingencies such as legal proceedings or governmental or regulatory investigations, the volatility of our stock price, changes in tax policy or accounting rules, the actions of both current and potential new competitors, changes in commission pricing, rapid changes in technology, errors or malfunctions in our systems or technology, cash flows into or redemptions from equity mutual funds, ability to meet liquidity requirements related to the clearing of our customers’ trades, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to protect our intellectual property, our ability to execute on strategic transactions or initiatives, our ability to attract and retain talented employees and our ability to pay dividends or repurchase our common stock in the future.

ITG Media/Investor Contact:

J.T. Farley

1-212-444-6259

corpcomm@itg.com

About Philadelphia Financial Management

Philadelphia Financial Management of San Francisco is a hedge fund that primarily invests in the financial services industry globally. Founded in 2004, its owner/operator founding partners have a bottom up fundamental investment approach.

About Voce Capital Management LLC

Voce Capital Management LLC (“Voce”) is a fundamental value-oriented, research-driven investor. Founded in 2011, the San Francisco-based firm is 100% employee-owned.

Important Additional Information

ITG intends to file a proxy statement with the SEC in connection with the solicitation of proxies for ITG’s 2016 Annual Meeting of Shareholders (the “2016 Proxy Statement”).  ITG, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2016 Annual Meeting. Information regarding the names of ITG’s directors and executive officers and their respective interests in ITG by security holdings or otherwise is set forth in ITG’s proxy statement for the 2015 Annual Meeting of Shareholders, filed with the SEC on April 23, 2015, and the Current Reports filed, or to be filed, on Form 8-K with the SEC on July 29, 2015, October 19, 2015, November 16, 2015, January 12, 2016 (as amended), February 1, 2016 (as amended) and March 4, 2016.  To the extent holdings of such participants in ITG’s securities have changed since the amounts described in the 2015 proxy statement or were not included in the 2015 proxy statement, such amounts have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.  Details concerning the nominees of ITG’s Board of Directors for election at the 2016 Annual Meeting will be included in the 2016 Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive proxy statement and any other documents filed by ITG free of charge from the SEC’s website, http://www.sec.gov. ITG’s shareholders will also be able to obtain, without charge, a copy of the definitive Proxy Statement and any other relevant filed documents by directing a request by mail to Investment Technology Group, Inc., One Liberty Plaza, 165 Broadway, 5th Floor, New York, New York 10006, Attn: Investor Relations or from the investor relations section of ITG’s website, investor.itg.com.

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